Exhibit 23.2

        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated July 31, 2006 accompanying the financial statements of SinoPharm Inc & Subsidiaries, which is included in this Form SB-2/A registration statement. We consent to the use in the registration statement of the aforementioned report.



                             /s/ Robison Hill & Company
                             Robison Hill & Company
                             Certified Public Accountants
                             Salt Lake City, Utah
                             September 11, 2006